Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-257233 on Form S-1 of our report dated March 15, 2021, relating to consolidated financial statements of All Risks, LTD. and its subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 23, 2021